UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2005

YARDVILLE NATIONAL BANCORP

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY (State or Other Jurisdiction of Incorporation or Organization)	000-26086 (Commission File Number)	22-2670267 (I.R.S. Employer Identification Number)

2465 KUSER ROAD, HAMILTON, NEW JERSEY 08690

(Address of Principal Executive Offices)

(609) 585-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On October 12, 2005, the Organization and Compensation Committee of The Yardville National Bank (the “Bank”), Registrant’s principal subsidiary, approved the participation of F. Kevin Tylus, Director, Senior Executive Vice President and Chief Operating Officer of the Registrant and the Bank, in the Second Amended and Restated Supplemental Executive Retirement Plan of Yardville National Bank (the “SERP”). Upon termination of employment at or after his normal retirement age of 65, Mr. Tylus will receive a retirement benefit equal to sixty percent (60%) of an average of his cash compensation during three of six calendar years, namely the year of his retirement and the five preceding years, that produce the highest average. The benefit is payable, at Mr. Tylus’s election, in 180 monthly installments or an actuarially equivalent lump sum. Based on assumptions used in connection with Mr. Tylus’s participation in the SERP, the estimated annual benefit payable to Mr. Tylus at his specified normal retirement age would be $550,000.

A copy of the SERP is attached as an exhibit to the Registrant’s Annual Report of Form 10-K for the year ended December 31, 2004, and filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARDVILLE NATIONAL BANCORP
Date: October 18, 2005	By: Stephen F. Carman Stephen F. Carman Vice President and Treasurer